                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 24, 1997
                                                   ----------------

                     PHARMAKINETICS LABORATORIES, INC.
                     ---------------------------------
          (Exact Name of Registrant as Specified in its Charter)


        Maryland                000-11580                     52-1067519
        --------                ---------                     ----------
(State of Incorporation) (Commission File Number)          (I.R.S. Employer
                                                          Identification No.)

                          302 West Fayette Street
                        Baltimore, Maryland  21201

                  (Address of Principal Executive Offices)
                               (Zip Code)

      Registrant's Telephone Number, Including Area Code: (410) 385-4500
                                                          --------------























ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On October 24, 1997, PharmaKinetics Laboratories, Inc. (the "Registrant") entered into an agreement in principle (the "Agreement") with Aster-Cephac ("Aster-Cephac"), CAI Capital Corporation and Leslie B. Daniels, on behalf of a group of investors led by CAI Advisors & Co.,(collectively, the "Aster Group" or the "Purchasers"), which agreement could result in a change of control of the Registrant. The Agreement contemplates, among other things, a transaction in which the Registrant would raise $5,000,000 in cash through the sale in a private placement to the Aster Group of (i) shares of a newly created class of convertible preferred stock (the "Preferred Stock") and (ii) warrants (the "Warrants") to purchase shares of the Registrant's common stock, $0.001 par value per share (the "Common Stock"). The Purchasers would acquire beneficial ownership of approximately 41% of the Registrant's voting securities without giving effect to the possible exercise of warrants or approximately 54% of the Registrant's voting securities if all warrants are exercised. Such percentage ownership is calculated on the basis of shares outstanding at June 30, 1997. In addition, the Purchasers would have the right to representation on the Registrant's Board of Directors.

     The Agreement provides that the Registrant would sell to the Purchasers a total of 833,300 shares of Preferred Stock for $4,937,500. The Preferred Stock would be convertible at any time into shares of Common Stock at a conversion ratio of one share of Preferred Stock for ten shares of Common Stock. The conversion ratio would be subject to adjustment under certain circumstances to prevent dilution. In the event of the liquidation of the Registrant, the holders of shares of Preferred Stock who do not convert their shares into Common Stock would be entitled to receive $5.925 per share, prior to any distributions being made to the holders of any other class or series of the Registrant's capital stock. This liquidation preference also would be available to the holders of shares of Preferred Stock upon the merger, consolidation, sale of all or substantially all of the assets of the Registrant or a similar transaction. Each share of the Preferred Stock would be entitled to one vote for each share of Common Stock into which the Preferred Stock is convertible. The Preferred Stock will vote together with the Common Stock.

     The Agreement further provides that the Registrant would sell to the Purchasers, for $62,500, Warrants to purchase 6,250,000 shares of Common Stock at an exercise price of $1.20 per share. The Warrants would be exercisable for a period of three years from the date of issue, would contain customary anti-dilution provisions and would not be transferrable without the consent of the Registrant. Notwithstanding the foregoing, the Warrants would not be exercisable until the Registrant amends its charter to increase the number of its authorized shares of Common Stock to permit the issuance of shares upon exercise of the Warrants. Such an amendment requires stockholder approval and the Registrant intends as soon as practicable to take the actions necessary to seek such stockholder approval. In the event stockholder approval is not obtained by March 31, 1998, or the Registrant fails to close the transactions contemplated by the Agreement by December 31, 1997 (or such later date as may be agreed upon by the parties), the Agreement provides that the Registrant will issue to the Purchasers Warrants to


                                     -2-
purchase 2,750,000 shares of Common Stock at an exercise price of $0.60 per share.

    The Agreement also provides that so long as the Purchasers beneficially own at least 10% of the issued and outstanding shares of Common Stock, the Purchasers would have the right to designate that number of members of the Registrant's board of directors which is in proportion to the proportion that the number of shares of Common Stock beneficially owned by the Purchasers bears to the total number of issued and outstanding shares of Common Stock. Notwithstanding the foregoing, the Purchasers would have the right to designate one-half of the members of the Registrant's board of directors so long as the Purchasers beneficially own at least 35% of the issued and outstanding shares of Common Stock.

     The Purchasers would receive up to two demand registration rights and unlimited "piggyback" registration rights with respect to the shares of Common Stock underlying the Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants. These registration rights would terminate at such time as such shares of Common Stock are freely transferable, without volume limitations, pursuant to Rule 144 promulgated under the Securities Act of 1933.

     The closing of the transactions contemplated by the Agreement is subject to the satisfaction of customary closing conditions, including satisfactory due diligence review by the Aster Group, the execution of definitive transaction documents and obtaining all necessary consents and approvals.
The closing also is subject to the Registrant and Aster-Cephac entering into a technology sharing agreement pursuant to which each party will share with the other certain methods for bioanalytical testing. The parties currently anticipate closing on December 20, 1997, or as soon as practicable thereafter.

     CAI Advisors & Co. and its affiliates are investment funds with offices in Montreal, New York, London and Paris, which have a history of making investments in the contract research organization industry and the pharmaceutical industry. Aster-Cephac, which is controlled by an affiliate of CAI Advisors, is a leading contract research organization in France and elsewhere in Europe. It specializes in providing clinical pharmacology services to international pharmaceutical, biotechnology and medical device firms. Leslie B. Daniels is a Principal of CAI Advisors and is a Director of Aster-Cephac.

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial Statements of Businesses Acquired.
               Not applicable.

         (b)   Pro Forma Financial Information.
               Not applicable.

         (c)   Exhibits.
               99.1  Press Release dated October 28, 1997.


                                     -3-

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PHARMAKINETICS LABORATORIES, INC.


Date:  November 7, 1997             By: /s/ James K. Leslie
-----------------------             ---------------------------------
                                    James K. Leslie,
                                    Chief Executive Officer and President







































                                     -4-